UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2011

HSW International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

Terminus, 3280 Peachtree Road, Suite 600, Atlanta, GA 30305
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(404) 364-5823

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2011, HSW International’s Board of Directors unanimously approved the election of James Rosenstock as a director of HSW International.  Mr. Rosenstock was designated by Discovery Communications in connection with the February 1, 2011, resignation of their previous designee Michael Cascone as a director of HSW International.

Mr. Rosenstock, 38, has been the Senior Vice President, Corporate Development at Discovery Communications, Inc. since 2007.  In this capacity, Mr. Rosenstock oversees global mergers and acquisitions, corporate strategy, and new business development.  From 2002 to 2007, Mr. Rosenstock was Vice President, Corporate Development and M&A at Sony Corporation of America.  From 1995 to 2002, Mr. Rosenstock was an investment banker to the media and entertainment industry, most recently at Credit Suisse First Boston.  Mr. Rosenstock is a graduate of Virginia Tech's Pamplin College of Business and serves on its Finance Department's Advisory Board.  Mr. Rosenstock is also an Advisory Board member of the GI Film Festival.

As previously disclosed, Discovery Communications, our largest stockholder, through its wholly owned subsidiary HowStuffWorks, Inc., has the right to designate three members of our Board of Directors.  Discovery Communications designated Mr. Rosenstock to replace Mr. Cascone, its previous designee.  After receiving notice from Discovery Communications of its board designee, our Nominating and Governing Committee evaluated Mr. Rosenstock’s nomination to the board and unanimously recommended he be elected.  Other than Discovery Communication’s right to designate three board members and Mr. Rosenstock’s existing employment arrangement as Senior Vice President, Corporate Development with Discovery Communications, there are no arrangements or understandings between Mr. Rosenstock and any other person or HSW International pursuant to which the board elected Mr. Rosenstock as a director.  Mr. Rosenstock has no familial relationships with any executive officer or director of HSW International.  Since January 1, 2010, the beginning of HSW International’s last completed fiscal year, there have been no transactions in which HSW International participated and Mr. Rosenstock had a direct or indirect material interest involving in excess of $120,000, and no such transactions are currently proposed or pending.

HSW International today issued a press release announcing the election of Mr. Rosenstock as director of HSW International and the resignation of Mr. Cascone.  The full text of the press release is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSW International, Inc.

Date: February 3, 2011	By:	/s/ Bradley T. Zimmer
Name: Bradley T. Zimmer
Title: Executive Vice President & General Counsel